TEMPLETON RUSSIA FUND, INC.
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


     Templeton Russia Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation (the "Articles") are hereby amended by striking out Article SECOND of the Articles and inserting in lieu thereof the following:

                  "SECOND: The name of the Corporation is TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC."


     SECOND: This Amendment to the Articles as hereinabove set forth has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     THIRD: This Amendment to the Articles as hereinabove set forth shall be effective as of 12:01 a.m. on the 31st day of July, 2002.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under the penalties of perjury.

         Presented and witnessed on this 3rd day of July, 2002.

                                            TEMPLETON RUSSIA FUND, INC.


                                               By:\s\BARBARA J. GREEN
                                                  -----------------------------
                                                  Barbara J. Green
                                                  Vice President and Secretary


WITNESS:\s\LORI A. WEBER
        ---------------------------
        Lori A. Weber
        Assistant Secretary